Exhibit 99.1

Meta Financial Group, Inc.® and Crestmark Bancorp, Inc. Announce Shareholder Approval of Merger

Sioux Falls, S.D., May 29, 2018 (GLOBE NEWSWIRE) – Meta Financial Group, Inc.® (NASDAQ: CASH) (“Meta” or the “Company”), the holding company for its federally chartered savings bank subsidiary, MetaBank®, and Crestmark Bancorp, Inc. (“Crestmark”), the holding company for its Michigan state-chartered bank subsidiary, Crestmark Bank, today announced the results of their Special Meetings of Shareholders held on May 29, 2018. At the special meetings, Meta’s and Crestmark’s respective shareholders approved the proposal to adopt the Agreement and Plan of Merger entered into by the parties as of January 9, 2018, and to approve the merger of Meta and Crestmark and the other transactions contemplated by the Merger Agreement.

At their special meeting, Meta shareholders also approved a proposal to increase the number of authorized shares of Meta common stock from 30 million to 90 million, for the purpose of facilitating a proposed three-for-one forward split of issued and outstanding shares of Meta common stock through a stock dividend.

Completion of the merger remains subject to customary closing conditions, including receipt of regulatory approvals, which are still pending. The companies anticipate the merger will close early in July 2018.

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About Meta Financial Group

Meta Financial Group, Inc. (“Meta”) is the holding company for MetaBank®, a federally chartered savings bank. Shares of Meta common stock are traded on the NASDAQ Global Select Market® under the symbol CASH. Headquartered in Sioux Falls, S.D., MetaBank operates in both the Banking and Payments industries through: MetaBank, its community banking operation; Meta Payment Systems, its electronic payments division; AFS/IBEX, its commercial insurance premium financing division; and Refund Advantage, EPS Financial and Specialty Consumer Services, its tax-related financial solutions divisions. More information is available at metafinancialgroup.com.

About Crestmark Bancorp, Inc.

Crestmark Bancorp Inc. is the holding company for Crestmark Bank, a Michigan state-chartered FDIC-insured commercial bank with regional offices in six states and sales representation nationwide. Headquartered in Troy, Michigan, Crestmark provides working capital loan solutions, line of credit solutions, equipment leasing, equipment financing and financial services to businesses in a wide range of industries. More information is available at crestmark.com.

Forward Looking Statements

The Company and MetaBank (the “Bank”) may from time to time make written or oral “forward-looking statements,” including statements contained in this press release, the Company’s filings with the Securities and Exchange Commission (“SEC”), the Company’s reports to stockholders, and in other communications by the Company and the Bank, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning or similar expressions. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information.

These forward-looking statements are based on information currently available to Meta and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in or implied by these forward-looking statements. These statements include, among others, statements regarding the expected timetable for completing the transaction. The potential risks, uncertainties and other factors that could cause actual results to differ from those projected include, among other things, the parties’ ability to obtain regulatory approvals, and otherwise satisfy the other conditions to closing, on a timely basis or at all.

The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended September 30, 2017, and in other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Media Contact:	Investor Relations Contact:
Katie LeBrun	Brittany Kelley Elsasser
Corporate Communications Director	Director of Investor Relations
605.362.5140	605.362.2423
klebrun@metabank.com	bkelley@metabank.com